EXHIBIT 99.1
MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: January 21, 2008

FROM: David Schreiman

SUBJECT: Fourth Quarter 2007 Report and Stock Price Evaluation
Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective January 22, 2008. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $49.77 per share, an increase of $1.00 (2.1%) per share compared to $48.77 per share as of October 21, 2007 and an increase of $6.99 per share (16.3%) since January 21, 2007.
Stockholders’ equity increased $14.8M from the third quarter, which contributed a $1.91 per share increase to the stock price, despite a 4% increase in the number of shares and vested stock options outstanding. Two-year earnings per share (as defined for stock pricing purposes) increased 3%, resulting in a $0.93 increase in stock price from the earnings/share term. Offsetting these increases was a 4% decrease in annualized contract backlog during the fourth quarter, resulting in a 6% decrease in the growth factor. The decline in the growth factor resulted in a $1.84 per share decrease in the growth term of the stock price. The growth factor was computed without the 2006 contract profit of Spiral Technology, Inc., which was spun off December 29, 2006.
Quarterly Stock Trade
As a result of the pending sale of the Company, there will be no quarterly stock trade on February 21, 2008.
New Contracts
Fourth quarter contract actions with an annual value of at least $1M are summarized in the table on the following page.

					Amt	Dur
Opn	W/L	Program	Customer	P/S	($M)	(Yr)	Type
SASO	Win	Deputy for Test (DT) 1st Award Term Option	Missile Defense Agency (MDA)	P	35.5	1	Sole Source Priced Option Exercised

SASO	Win	Deputy for Test (DT) Surge 1st Award Term Option	Missile Defense Agency (MDA)	P	2.6	1	Sole Source Priced Surge/Option Exercised

TASO	Win	Installation Management Program	Army Installation Management Command (IMCOM)	S	8.0	5	Competitive — Award to prime has been protested

ASTO	Win	Deputy for Advanced Technology SETA	Missile Defense Agency (MDA)	P	7.6	1	Sole Source Priced Option Exercised

ASTO	Win	System Engineering and Integration SETA	Missile Defense Agency (MDA)	P	29.9	1	Sole Source Priced Option Exercised

ASTO	Win	Command, Control, Battle Management and Communications SETA	Missile Defense Agency (MDA)	P	22.4	1	Sole Source Priced Option Exercised

ACTO	Win	P1	Federal Bureau of Investigation (FBI)	P	1.5	1	Sole Source Add-on

ACTO	Win	STILETTO	Classified	P	1.8	1	Sole Source Add-on

ISSO	Win	Tactical Automated Intrusion Detection and Response	Army Research Laboratory (ARL)	S	1.3	1	Sole Source

ISSO	Win	Advanced Networking Office/Joint COMSEC Monitoring Activity Support	National Security Agency (NSA)	P	5.0	3	Sole Source

ISSO	Win	ELINT Modernization Information Management and Storage System Design & Development	National Security Agency (NSA)	S	7.9	3.9	Competitive

ISSO	Win	ZODIAC	Defense Advanced Research Projects (DARPA)	S	1.7	1.5	Competitive

ISSO	Win	Global Positioning System Operational Control Segment Capability Development	Air Force Space and Missile Center (SMC)	S	1.2	1.3	Competitive

ISSO	Win	Space Special Program Office Systems Engineering and Technical Assistance	National Security Agency (NSA)	S	17.4	5	Competitive

ISSO	Win	Special Research Project	Classified	S	4.0	2.5	Competitive

CPO	Win	TOW Wireless	Army	S	5.1	3.3	Sole Source Add-on

CPO	Win	F-22 and F-119 Stator 1 Program	Air Force	S	1.8	1	Sole Source

			Total Wins		154.7

					Amt	Dur
Opn	W/L	Program	Customer	P/S	($M)	(Yr)	Type
DSTO	Loss	Research and Development — Chem Bio Advisory and Assistance Services	Defense Threat Reduction Agency (DTRA)	P	96.4	5	Competitive - SPARTA has filed a protest with the GAO

DSTO	Loss	Hyper Spectral Imaging Research	Air Force Office of Scientific Research (AFOSR)	P	1.2	3	Competitive

DSTO	Loss	LANdroids	Defense Advanced Research Projects Agency (DARPA)	P	2.9	3	Competitive

DSTO	Loss	Biological Threat Reduction Integration	Defense Threat Reduction Agency (DTRA)	S	19.7	15	Competitive

ISSO	Loss	Key Architecture and Analysis Support	National Security Agency (NSA)	P	35.0	3	Competitive

TASO	Loss	Logistics Performance Work Statement	Army Materiel Command	S	8.0	5	Competitive

			Total Losses		163.2
2007 Business Performance
In what follows, the comparison of fourth quarter performance with that of the previous quarter and that of the fourth quarter of 2006 excludes the 2006 contributions from Spiral Technology, which was spun off on December 29, 2006. In addition, the comparison excludes the effect of accounting adjustments for subcontractor and other invoices that will be accrued subsequent to the calculation of the stock price and will be included in the consolidated financial statements in our SEC Form 10-K. (See Note on page 6)
Fourth quarter sales were $81.9M, a 16% increase from the previous quarter and a 7% increase from the fourth quarter of 2006. Direct labor of $19.5M was 1% higher than the previous quarter and 3% higher than the fourth quarter of 2006. Fourth quarter sales and direct labor were 13% and 1% ahead of our 2007 plan, respectively. Year-to-date, sales were 4% ahead of plan, and direct labor was less than 1% ahead of plan.
Annualized contract backlog totaled $282M as of the end of the fourth quarter, a decrease of 4% from the end of the third quarter, but an increase of 7% from the fourth quarter of 2006. Multi-year contract backlog was $798M, an increase of 3% from the third quarter and 7% from the fourth quarter of 2006.
In the fourth quarter, we hired 55 people, 3 more than in the third quarter, corresponding to a quarterly recruiting rate of 4.9%. During the fourth quarter, we had 31 terminations (2.7% quarterly turnover rate), which was 7 less than in the previous quarter. Of the 31 employees who left the Company, 27 took jobs at other companies or in the government. At the end of the fourth quarter, we had a full-time equivalent staff of 1,174 people, a net increase of 26 people for the quarter.
2007 Financial Performance
The following comparison of fourth quarter financial performance with that of the previous quarter and that of the fourth quarter of 2006 excludes the effect of accounting adjustments for subcontractor and other invoices that will be accrued subsequent to the calculation of the stock price and will be included in the consolidated financial statements in our SEC Form 10-K. (See Note on page 6.) Net earnings values in 2006 include the earnings of our discontinued operation, Spiral Technology.

Net earnings for the fourth quarter were $5.1M, a 20% decrease from the previous quarter, and profitability (net earnings as a percent of sales) was 6.2%, a decrease from 8.9% in the third quarter. The decrease in net earnings and profitability relative to the third quarter are attributable to the recognition in the third quarter of $2.6M of income tax benefits related to research and experimentation tax credits. (The tax credits recognized in the third quarter relate to tax returns filed in previous years. For stock pricing purposes, the tax credits were treated as occurring in those prior years, with the result that the primary effect on stock price was to increase stockholders’ equity and the associated equity/share term of the stock pricing equation.) Relative to the fourth quarter of 2006, net earnings increased 29%, and profitability increased from 5.2% to 6.2%. Stockholders’ equity was $83.1M at the end of the fourth quarter, up $14.8M (22%) from the third quarter.
Collection of receivables remained strong in the fourth quarter with year-to-date average monthly days sales outstanding at 53 days, consistent with the third quarter year-to-date value and an 8 day decrease from the year-to-date average at the end of the fourth quarter of 2006. Cash and investments increased by $4.0M (8%) to $52.6M during the fourth quarter, an increase of $14.4M (38%) compared to one year ago.
In the fourth quarter, we made scheduled promissory note principal payments of $1,373K, a 6% reduction from payments of $1,469K in the previous quarter. During the quarter, we issued no new promissory notes. Thus the promissory note balance decreased 11% to $11.3M. At the end of the quarter, cash and investments ($52.6M) exceeded the sum of our income tax liabilities and promissory note obligations ($11.5M) by $41.1M, an increase of $4.9M (14%) from the previous quarter and an increase of $16.1M (64%) from the fourth quarter of 2006.
2008 Outlook
Each year, we create a business plan based on a detailed assessment of the composition of our contract backlog and the general business environment. Because it establishes our internal operating budget, including resources for marketing and internal investments, the plan is based on conservative estimates of future sales and direct labor. The basis for the 2008 plan is sales of $315M and direct labor of $82M.
We also have opportunities in the pipeline — $360M in proposals submitted in 2007 but not yet decided upon by the government, and other opportunities totaling over $1B in unweighted multi-year value — that have the potential to increase our sales substantially above the planned value. However the timing of some of these decisions is in as much doubt as the decisions themselves. Furthermore, implementation of earlier BRAC decisions, the re-engineering of the Missile Defense Agency, and potential changes in leadership in the defense and intelligence communities all point to a year of uncertainty. Rather than speculate about what we do not know, we have chosen a conservative planning estimate as the basis for our 2008 operating budget. Our objective is double-digit growth sufficient to get us past $330M for the year.
All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SPARTA, INC.
OPERATING RESULTS
AS OF DECEMBER, 2007

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	DEC 07	DEC 06	DEC 07	DEC 06

Sales ($M)	$81.9	$78.3	$297.0	$298.3
Sales excluding ST ($M)	81.9	76.3	297.0	287.9
Contract Profits	8,669	7,452	31,390	30,254
Contract Profits excluding ST	8,669	7,334	31,390	29,745
Gross Profits (incl. SIT and Misc Income)	9,203	7,633	32,600	31,246
Gross Profits excluding ST (incl. SIT and Misc Income)	9,203	7,498	32,600	30,709
Net income
Per GAAP (incl. FAS 123R and unallowable comp.)	5,087	3,942	20,299	16,671
For Stock Pricing (excl. FAS 123R and unallowable comp.)	5,439	4,622	19,437	18,657
Stock tax benefit	2,541	1,757	5,038	4,768
Stock sales — Receivable	(392)	318	(750)	334
Deferred Stock (Rabbi Trust)	40	31	(56)	58
Stock sales — exercise	9,107	4,928	20,363	15,484
Stock sales — retirement plans	1,322	1,048	6,680	6,240
Stock sales — bonus	0	0	798	1,257
Total Stock Sales	10,429	5,976	27,841	22,981
Stock repurchases:
- Cash	3,144	13,957	26,400	44,403
- Promissory notes	0	3,661	4,432	7,702
Total Stock Repurchases	3,144	17,618	30,832	52,105

Business Projections and Backlog	At Dec. 30,	At DEC. 31,
(in $M, unless otherwise noted)	2007	2006

Contract backlog	281.6	262.3
Proposal backlog	90.2	79.0
Twelve month projected sales	304.6	283.7
Twelve month projected earnings ($K)	31,787	29,798

	At Dec. 30,	At DEC. 31,
Breakdown of Stockholder’s Equity ($M)	2007	2006

Stock sales (excluding FAS 123R)	$132.10	$103.15
Stock sales receivables	(1.00)	(0.25)
Deferred stock compensation	(0.35)	(0.30)
Stock repurchases	(169.48)	(138.65)
Stock tax benefit	33.01	28.41
Retained earnings	88.78	68.49

Stockholders’ Equity	$83.06	$60.86

Stock Promissory Notes	11.34	12.49

Net Worth	$94.41	$73.35

Cash on Hand	$52,810	$38,139

	At Dec. 30,	At DEC. 31,
Stock Notes ($M)	2007	2006

Total note balance	$11.34	$12.49
Long-term subordinated	$8.23	$8.07
Note: The values in the above table for sales, contract profits, gross profits, net income and retained earnings are preliminary, and reflect the values used in computing the formula stock price. The values reported in the Company’s quarterly and annual financial statements, as filed on SEC Forms 10-Q and 10-K, reflect adjustments for subcontractor and other invoices accrued subsequent to the calculation of the stock price, but which pertain to the applicable period’s operating results.

STOCK PRICE CALCULATION
(Business Data as of 12/30/2007)